Exhibit 10.6(b)
June 1, 2010
Eckhardt Trading Company
1314 North Dearborn Parkway
The Carriage House
Chicago, Illinois 60610
Attention: Ms. Audrey L. Gale

Re:	Management Agreement Renewals
Dear Ms. Gale:
We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2011 and all other provisions of the Management Agreements will remain unchanged.
•	CMF Eckhardt Master Fund L.P.

•	Diversified 2000 Futures Fund L.P.

•	Diversified Multi-Advisor Futures Fund L.P.

•	Diversified Multi-Advisor Futures Fund L.P. II
Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Ms. Jennifer Magro at the address above or fax to 212-793-1986. If you have any questions I can be reached at 212-559-5046.
Very truly yours,
CERES MANAGED FUTURES LLC

By:	/s/ Jennifer Magro Jennifer Magro
Chief Financial Officer & Director

ECKHARDT TRADING COMPANY

By:	/s/ John D. Fornengo
Print Name: John D. Fornengo
JM/sr